UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 1, 2000

SPARTAN STORES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Commission File Number: 000-31127

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-0593940 (I.R.S. Employer Identification No.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518 (Zip Code)

Registrant's telephone number, including area code: (616) 878-2000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 1, 2000, Spartan Acquisition Corp., a wholly owned subsidiary of Spartan Stores, Inc. ("Spartan Stores"), consummated a merger with Seaway Food Town, Inc. ("Seaway"). Seaway is a leading regional supermarket chain which operates 47 supermarkets and 26 deep discount drugstores predominantly in northwest and central Ohio and southeast Michigan. Spartan Stores currently intends that Seaway will continue this business as a wholly owned subsidiary of Spartan Stores.

The shareholders of Seaway approved the merger with Spartan Stores at a special meeting of shareholders held on July 18, 2000. Also on July 18, 2000, at the 2000 annual meeting of shareholders of Spartan Stores, the shareholders of Spartan Stores voted to elect five persons to the board of directors effective upon the merger with Seaway. The shareholders also approved a proposal to amend Spartan Stores' articles of incorporation and bylaws in connection with the merger with Seaway. On August 1, 2000, the date of the merger, Spartan Stores filed the amendment to its articles of incorporation with the Michigan Corporation, Securities and Land Development Bureau. Upon this filing, each outstanding share of Spartan Stores Class A common stock, $2.00 par value, was converted into one share of Spartan Stores common stock, no par value.

On the date the merger became effective, 6,712,810 shares of outstanding Seaway common stock, were converted into the right to receive one share of Spartan Stores common stock and $5.00 in cash. The holders of 448,835 shares of Seaway common stock provided notice of dissent from the merger. If these shareholders exercise their dissenters' rights in accordance with the requirements of Ohio law, Spartan Stores will pay the fair cash value of their dissenting shares as determined by agreement or, in the absence of agreement, by a court of law. In addition, Spartan Stores has declared a stock split pursuant to a dividend of 0.336 shares of Spartan Stores' common stock on the 9,970,770 shares of Spartan Stores' common stock outstanding immediately prior to the effective time of the merger. On August 2, 2000, Spartan Stores obtained a listing on the Nasdaq National Market under the stock trading symbol of "SPTN" for all shares of its common stock issued and outstanding.

The merger will be accounted for as a purchase. Accordingly, the purchase price will be allocated to assets acquired and liabilities assumed based upon their relative fair market values. The terms of the merger agreement, including the determination of the merger consideration, were arrived at through arms-length negotiations between Spartan Stores and Seaway.

Spartan Stores financed the cash consideration portion of the merger, merger-related transactions costs and the retirement of Seaway's total debt outstanding through Spartan Stores' acquisition facility within its senior secured bank credit facility with ABN AMRO Bank, N.V., Michigan National Bank, and BankOne.

Prior to the merger, there were no material relationships between Spartan Stores and Seaway. However, as required by the Merger Agreement, two former directors of Seaway, Richard B. Iott and Joel A. Levine, have been appointed to Spartan Stores' Board of Directors, to serve terms ending in 2003 and 2001, respectively.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b)	Spartan Stores plans to provide the required financial statements and related pro forma presentations by amendment to this Form 8-K on or before October 16, 2000.

(c)	Exhibits:

2.1

Agreement and Plan of Merger dated as of April 6, 2000, by and between Spartan Stores, Inc., Spartan Acquisition Corp., and Seaway Food Town, Inc. Previously filed as Annex A to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000. Here incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 16, 2000		SPARTAN STORES, INC. (Registrant)

		By	/s/David M. Staples
David M. Staples Vice President Finance, Chief Financial Officer and Treasurer (Principal Financial Officer and duly authorized signatory for Registrant)

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger dated as of April 6, 2000, by and between Spartan Stores, Inc., Spartan Acquisition Corp., and Seaway Food Town, Inc. Previously filed as Annex A to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000. Here incorporated by reference.